Exhibit 3.630

	Prescribed by J. Kenneth Blackwell	Expedite this Form: (select one)
	Ohio Secretary of State	Mail Form to one of the Following:
	Central Ohio: (614) 466-3910	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)	☐ Yes
Columbus, OH 43216
*** Requires an additional fee of $100 ***
www.state.oh.us/sos		PO Box 670 ☐ No Columbus, OH 43216
e-mail: busserv@sos.state.oh.us
ORGANIZATION / REGISTRATION OF
LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00
THE UNDERSIGNED DESIRING TO FILE A:
(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Organization for	(2) ☐ Application for Registration of
Domestic Limited Liability Company	Foreign Limited Liability Company
(115-LCA)	(106-LFA)
ORC 1705	ORC 1705

(Date of Formation)	(State)
Complete the general information in this section for the box checked above.

Name	Lorain County Landfill, LLC

☐ Check here if additional provisions are attached
* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, L.t.d., LLC, L.L.C.
Complete the information in this section if box (1) is checked.

Effective Date (Optional)		Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
(mm/dd/yyyy)

This limited liability company shall exist for

(Optional)	(Period of existence)

Purpose

(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)	(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

Last Revised: May 2002

Complete the information in this section if box (1) is checked Cont.
ORIGINAL APPOINTMENT OF AGENT
The undersigned authorized member, manager or representative of
          Lorain County Landfill, LLC

(name of limited liability company)
hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

C T Corporation System

(Name of Agent)

1300 East 9th Street

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114

(City)	(State)	(Zip Code)

Must be authenticated by an authorized representative	/s/ Jo Lynn White	December 15, 2004

	Authorized Representative Jo Lynn White	Date

	Authorized Representative	Date
ACCEPTANCE OF APPOINTMENT
The undersigned, named herein as the statutory agent for

(name of limited liability company)
hereby acknowledges and accepts the appointment of agent for said limited liability Company.

CT Corporation System

By:

(Agent’s signature)
PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Last Revised: May 2002

Complete the information in this section if box (2) is checked.
The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

Jo Lynn White

(Name)

15880 N Greenway-Hayden Loop, Suite 100

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Scottsdale	Arizona	85260

(City)	(State)	(Zip Code)
The name under which the foreign limited liability company desires to transact business in Ohio is

Lorain County Landfill, LLC

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

C T Corporation System

(Name)
1300 East 9th Street

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114

(City)	(State)	(Zip Code)
The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:
a.	the agent cannot be found, or

b.	the limited liability company fails to designate another agent when required to do so, or

c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed)
by an authorized representative	/s/ Jo Lynn White	December 15, 2004

(See Instructions)	Authorized Representative	Date

Jo Lynn White

Print Name

	Authorized Representative	Date

Print Name

Last Revised: May 2002